Exhibit 99.1

Earnings Conference Call May 4, 2023 8:00 a.m. CT 1 (888) 660-6431 (within North America) 1 (929) 203-2118 (outside of North America) Access Code: 7372055 Webcast: ir.dnow.com

NOW Inc. Reports First Quarter 2023 Results

HOUSTON, TX, May 4, 2023 - NOW Inc. (NYSE: DNOW) announced results for the first quarter ended March 31, 2023.

First Quarter 2023 Financial Highlights

•	Revenue was $584 million for the first quarter of 2023

•	Net income attributable to NOW Inc. was $31 million and non-GAAP net income attributable to NOW Inc. excluding other costs was $28 million for the first quarter of 2023

•

Diluted earnings per share attributable to NOW Inc. stockholders was $0.28 and non-GAAP diluted earnings per share attributable to NOW Inc. stockholders excluding other costs was $0.25 for the first quarter of 2023

•	EBITDA excluding other costs for the first quarter of 2023 was $47 million or 8.0% of revenue

•	Cash and cash equivalents was $168 million and long-term debt was zero at March 31, 2023 with total liquidity of approximately $555 million

•	Repurchased $36 million of common stock in the first quarter of 2023 or approximately 3 million shares

David Cherechinsky, President and CEO of NOW Inc., added, “Our year is off to a nice start, including strong top- and bottom-line performance, with revenue growing 7% sequentially, driving 8% first quarter EBITDA as a percent of revenue. We achieved these better than expected results despite headwinds related to inclement weather, lower U.S. rig counts and completions, and weaker oil and gas prices during the quarter. We are excited about our international segment posting strong sequential revenue growth of 28% at operating profit levels not seen since 2014.

In the first quarter, we returned cash to shareholders by repurchasing $36 million in shares and since quarter-end, we completed two additional acquisitions, strengthening our U.S. Process Solutions business.

We are in a great place as a company, with incredible talent singularly focused on our customers. We remain debt-free with ample liquidity and possess an advantageous variety of tools to further advance DNOW’s position in the market.”

Prior to the earnings conference call a presentation titled “NOW Inc. First Quarter 2023 Key Takeaways” will be available on the Company’s Investor Relations website.

About NOW Inc.

DistributionNOW is a worldwide supplier of energy and industrial products and packaged, engineered process and production equipment with a legacy of 160 years. Headquartered in Houston, Texas, with approximately 2,450 employees and a network of locations worldwide, we offer a broad set of supply chain solutions combined with a suite of digital solutions branded as DigitalNOW® that provide customers world-class technology for digital commerce, data and information management. Our locations provide products and solutions to exploration and production companies, midstream transmission and storage companies, refineries, chemical companies, utilities, mining, municipal water, manufacturers, engineering and construction companies as well as companies operating in the decarbonization, energy transition and renewables end markets.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by NOW Inc. with the U.S. Securities and Exchange Commission, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

Contact:

Mark Johnson

Senior Vice President and Chief Financial Officer

(281) 823-4754

NOW INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$168	$212
Receivables, net	422	398
Inventories, net	406	381
Prepaid and other current assets	29	26

Total current assets	1,025	1,017
Property, plant and equipment, net	121	119
Goodwill	119	116
Intangibles, net	23	25
Other assets	41	43

Total assets	$1,329	$1,320

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$323	$304
Accrued liabilities	118	126
Other current liabilities	6	9

Total current liabilities	447	439
Long-term operating lease liabilities	25	25
Deferred income taxes	1	1
Other long-term liabilities	12	11

Total liabilities	485	476
Commitments and contingencies
Stockholders’ equity:
Preferred stock - par value $0.01; 20 million shares authorized; no shares issued and outstanding	—	—
Common stock - par value $0.01; 330 million shares authorized; 107,394,917 and 110,369,266 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	1	1
Treasury stock - at average cost; 244,604 shares at March 31, 2023	(3)	—
Additional paid-in capital	2,036	2,066
Accumulated deficit	(1,044)	(1,075)
Accumulated other comprehensive loss	(149)	(150)

NOW Inc. stockholders’ equity	841	842
Noncontrolling interest	3	2

Total stockholders’ equity	844	844

Total liabilities and stockholders’ equity	$1,329	$1,320

NOW INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In millions, except per share data)

	Three Months Ended
	March 31,		December 31,
	2023	2022	2022
Revenue	$584	$473	$547
Operating expenses:
Cost of products	447	366	415
Warehousing, selling and administrative	102	84	97

Operating profit	35	23	35
Other income (expense)	—	10	(1)

Income before income taxes	35	33	34
Income tax provision	3	3	2

Net income	32	30	32
Net income attributable to noncontrolling interest	1	—	—

Net income attributable to NOW Inc.	$31	$30	$32

Earnings per share attributable to NOW Inc. stockholders:
Basic	$0.28	$0.27	$0.28

Diluted	$0.28	$0.27	$0.28

Weighted-average common shares outstanding, basic	110	111	110

Weighted-average common shares outstanding, diluted	111	111	111

NOW INC.

SUPPLEMENTAL INFORMATION

BUSINESS SEGMENTS (UNAUDITED)

(In millions)

	Three Months Ended
	March 31,		December 31,
	2023	2022	2022
Revenue:
United States	$427	$334	$414
Canada	83	82	75
International	74	57	58

Total revenue	$584	$473	$547

NOW INC.

SUPPLEMENTAL INFORMATION (CONTINUED)

U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) TO NON-GAAP RECONCILIATIONS

NET INCOME ATTRIBUTABLE TO NOW INC. TO NON-GAAP EBITDA EXCLUDING OTHER COSTS

RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended
	March 31,		December 31,
	2023	2022	2022
GAAP net income attributable to NOW Inc. (1)	$31	$30	$32
Net income attributable to noncontrolling interest (2)	1	—	—
Interest expense (income), net	(1)	—	—
Income tax provision	3	3	2
Depreciation and amortization	6	4	5
Other costs:
Stock-based compensation	3	2	4
Other (3)	4	(11)	4

EBITDA excluding other costs	$47	$28	$47

EBITDA % excluding other costs (4)	8.0%	5.9%	8.6%

NET INCOME ATTRIBUTABLE TO NOW INC. TO NON-GAAP NET INCOME ATTRIBUTABLE TO NOW INC.

EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended
	March 31,		December 31,
	2023	2022	2022
GAAP net income attributable to NOW Inc. (1)	$31	$30	$32
Other, net of tax (5) (6)	(3)	(15)	(3)

Net income attributable to NOW Inc. excluding other costs (6)	$28	$15	$29

DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO NOW INC. STOCKHOLDERS TO NON-GAAP DILUTED

EARNINGS PER SHARE ATTRIBUTABLE TO NOW INC. STOCKHOLDERS EXCLUDING OTHER COSTS

RECONCILIATION (UNAUDITED)

	Three Months Ended
	March 31,		December 31,
	2023	2022	2022
GAAP diluted earnings per share attributable to NOW Inc. stockholders (1)	$0.28	$0.27	$0.28
Other, net of tax (5) (6)	(0.03)	(0.13)	(0.03)

Diluted earnings per share attributable to NOW Inc. stockholders excluding other costs (6)	$0.25	$0.14	$0.25

(1)

In an effort to provide investors with additional information regarding our results as determined by GAAP, we disclose various non-GAAP financial measures in our quarterly earnings press releases and other public disclosures. The non-GAAP financial measures include: (i) earnings before interest, taxes, depreciation and amortization (EBITDA) excluding other costs, (ii) net income attributable to NOW Inc. excluding other costs and (iii) diluted earnings per share attributable to NOW Inc. stockholders excluding other costs. Each of these financial measures excludes the impact of certain other costs and therefore has not been calculated in accordance with GAAP. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is included in the schedules herein.

(2)

Net income attributable to noncontrolling interest represents the income retained by the noncontrolling party of a joint venture in our international segment which we consolidate into our financials as we are the primary beneficiary and controlling member.

(3)

For the three months ended March 31, 2023, Other of approximately $4 million, included in warehousing, selling and administrative, was related to legal fees for litigation matters that were not ordinary or routine to the operations of the business where the Company is seeking damages.

(4)	EBITDA % excluding other costs is defined as EBITDA excluding other costs divided by Revenue.
(5)	Other, net of tax includes certain income and expenses and does not include stock-based compensation expense.

For the three months ended March 31, 2023, Other, net of tax included a benefit of approximately $7 million from changes in the valuation allowance recorded against the Company’s deferred tax assets, partially offset by approximately $4 million related to legal fees for litigation matters that were not ordinary or routine to the operations of the business where the Company is seeking damages. The Company has excluded the impact of these items on its valuation allowance in computing net income excluding other costs.

(6)	Totals may not foot due to rounding.

5